EXHIBIT 99.1

Issuer Direct Reports Third Quarter 2022 Results

Quarterly Results Were Led by Growth in ACCESSWIRE, Which Increased 6% from Q3 2021

The Company Announced the Accretive Acquisition of iNewsWire.com LLC, Doubling its News Distribution Business in Both Revenues and Customers

RALEIGH, NC / ACCESSWIRE / November 3, 2022 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three and nine months ended September 30, 2022.

“During the third quarter our ACCESSWIRE news brand continued its year over year growth, increasing 6% over the prior year while contributing increased gross margins and enabling us to maintain our overall gross margin levels at 77%. Our sales organization has been focused on longer term contracts while maintaining or increasing our product offering prices, and we are beginning to see success in the mid-large cap public company markets from this strategy. From a corporate perspective, we also completed our previously announced $5 million stock repurchase plan early in the quarter,” said Brian R. Balbirnie, Issuer Direct’s founder and Chief Executive Officer.

Mr. Balbirnie continued, “During the quarter there were areas of our business that are susceptible to uncertainties in the market, specifically, our webcasting and events business saw events delayed into future periods. The news distribution industry also saw a temporary slowdown in volume during the first half of the quarter, however, rebounded to double-digit growth by the end of the quarter, a trend we believe will continue.”

“Finally, and as we announced a few minutes ago this afternoon, I am also pleased to report that today we have acquired iNewsWire.com LLC,  a leading communications technology company and provider of news distribution, media databases, monitoring, and newsrooms. This acquisition bolsters our press release business, almost doubling revenues and customer counts and adds a group of passionate employees to our growing roster. This acquisition enforces our commitment to scaling our Communications business as well as continue to execute our capital allocation strategy. As we have often said, making investments in our people and our business, both organically and inorganically, is extremely important for our long-term growth,” stated Mr. Balbirnie.

Third Quarter 2022 Highlights:

•

Revenue - Total revenue was $5,280,000, a 3% decrease from $5,465,000 in Q3 2021 and a 9% decrease from $5,807,000 in Q2 2022. Communications revenue decreased 5% from Q3 2021 and 6% from Q2 2022. The decrease in Communications revenue was primarily attributed to a decrease in revenue from our webcasting and events revenue stream, partially due to less demand for our virtual products as conferences and meetings began to move back to in-person events, as well as the timing of some events that were pushed into the fourth quarter of 2022. This decrease was partially offset by an increase in revenue from our ACCESSWIRE product of 6% compared to Q3 2021. Communications revenue was 66% of total revenue for Q3 2022, compared to 67% for Q3 2021 and 64% for Q2 2022. Revenue from our Compliance business increased 1% from Q3 2021 and decreased 15% from Q2 2022. The increase in Compliance revenue from Q3 2021 is due primarily to an increase in revenue from print and proxy fulfillment services due to larger transactions during the period. The decrease in revenue from Q2 2022 is primarily due to the seasonality of print and proxy fulfillment services due to a high number of annual meetings occurring during the second quarter.

•

Gross Margin - Gross margin for Q3 2022 was $4,068,000, or 77% of revenue, compared to $4,110,000, or 75% of revenue, during Q3 2021 and $4,443,000, or 77%, in Q2 2022. Communications gross margin was 77%, a decrease of 1% from Q3 2021 and 3% from Q2 2022.

•

Operating Income - Operating income was $789,000 for Q3 2022, as compared to $977,000 during Q3 2021. The decrease in operating income is primarily due to an increase in general and administrative expenses due to continued investment and expansion of our headcount as well as a decline in revenue.

•

Net Income - On a GAAP basis, net income was $686,000, or $0.19 per diluted share, during Q3 2022, compared to $1,024,000, or $0.27 per diluted share, during Q3 2021. Net income and diluted earnings per share for Q3 2021 includes a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES act.

•	Operating Cash Flows - Cash flows from operations for Q3 2022 were $1,381,000 compared to $1,238,000 in Q3 2021.
•

Non-GAAP Measures – Q3 2022 EBITDA was $952,000, or 18% of revenue, compared to $1,632,000, or 30% of revenue, during Q3 2021. EBITDA for Q3 2021 includes a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES act. Non-GAAP net income for Q3 2022 was $978,000, or $0.27 per diluted share, compared to $906,000, or $0.24 per diluted share, during Q3 2021.

•

Stock Repurchase Plan – The Company completed its previously announced $5,000,000 stock repurchase plan by repurchasing the remaining balance under the plan of $959,000 or 38,563 shares of its common stock.

Year-to-Date Q3 2022 Highlights:

•

Revenue - Total revenue was $16,375,000, a 1% increase from $16,165,000 during the first nine months of 2021. Communications revenue increased 2% during the nine months ended September 30, 2022, compared to the same period of the prior year. The increase in Communications revenue is primarily due to an increase in revenue from our ACCESSWIRE product of 13%, partially offset by a decrease in demand from our events and webcasting business. Communications revenue was 65% of total revenue compared to 64% during the same period in 2021. Revenue from our Compliance business increased 1% during the nine months ended September 30, 2022 compared to the same period of 2021. An increase in revenue from our print and proxy fulfillment services was partially offset by a decline in revenue from our stock transfer services due to less corporate actions and directives and legacy ARS services.

•

Gross Margin - Gross margin for the first nine months of 2022 was $12,567,000, or 77% of revenue, compared to $11,936,000, or 74% of revenue, during the first nine months of 2021. Communications gross margin was 78% during the first nine months of 2022, up 3% from the same period of 2021.

•

Operating Income - Operating income was $2,625,000 for the first nine months of 2022, as compared to $3,045,000 during the first nine months of 2021. The decrease in operating income despite the increase in revenue and gross margin is due to an increase in operating expenses, primarily due to continued investment and expansion of our corporate and sales and marketing teams.

•

Net Income - On a GAAP basis, net income was $2,043,000, or $0.55 per diluted share, during the first nine months of 2022, compared to $2,675,000, or $0.70 per diluted share, during the first nine months of 2021. Net income and diluted earnings per share for the first nine months of 2021, includes a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES act.

•	Operating Cash Flows - Cash flows from operations for the first nine months of 2022 were $3,025,000 compared to $3,319,000 in the first nine months of 2021.
•

Non-GAAP Measures – EBITDA for the first nine months of 2022 was $3,112,000, or 19% of revenue, compared to $4,265,000, or 26% of revenue, during the first nine months of 2021. EBITDA for the first nine months of 2021 includes a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES act. Non-GAAP net income for the first nine months of 2022 was $2,883,000, or $0.77 per diluted share, compared to $2,778,000, or $0.73 per diluted share, during the first nine months of 2021.

•	Stock Repurchase Plan – The Company completed its previously announced $5,000,000 stock repurchase plan by repurchasing 207,964 shares of its common stock.

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Key Performance Indicators:

•	During the quarter, the Company worked with 3,144 customers, compared to 3,498 during the same period last year.
•

During the quarter, the Company had 971 active customers subscribing to our products, compared to 886 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended September 30,
	2022	2021
	Amount	Amount

Net income:	$686	$1,024
Adjustments:
Depreciation and amortization	163	289
Interest income	(77)	—
Income tax expense	180	319
EBITDA:	$952	$1,632

	Nine Months ended September 30,
	2022	2021
	Amount	Amount

Net income:	$2,043	$2,675
Adjustments:
Depreciation and amortization	487	854
Interest income	(99)	(2)
Income tax expense	681	738
EBITDA:	$3,112	$4,265

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CALCULATION OF NON-GAAP NET INCOME

	Three Months ended September 30,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$686	$0.19	$1,024	$0.27
Adjustments:
Amortization of intangible assets (1)	108	0.03	116	0.03
Stock-based compensation (2)	187	0.05	100	0.03
Other unusual items (3)	74	0.02	(366)	(0.10)
Tax impact of adjustments (4)	(77)	(0.02)	32	0.01
Non-GAAP net income:	$978	$0.27	$906	$0.24

	Nine Months ended September 30,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$2,043	$0.55	$2,675	$0.70
Adjustments:
Amortization of intangible assets (1)	324	0.09	349	0.09
Stock-based compensation (2)	559	0.15	232	0.06
Other unusual items (3)	180	0.04	(366)	(0.10)
Tax impact of adjustments (4)	(223)	(0.06)	(45)	(0.01)
Impact of discrete items impacting income tax expense (5)	—	—	(67)	(0.01)
Non-GAAP net income:	$2,883	$0.77	$2,778	$0.73

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended September 30, 2022, this adjustment gives effect to merger and acquisition expenses of $74,000. For the nine months ended September 30, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000 and merger and acquisition expenses of $90,000. For the three and nine months ended September 30, 2021, this adjustment gives effect to the benefit recorded associated with employee retention credits related to the CARES Act.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)

This adjustment eliminates discrete items impacting income tax expense. For the nine months ended September 30, 2021, the discrete items relate to an excess stock-based compensation benefit recognized in income tax during the period.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 3, 2022
Time:	4:30 p.m. eastern time
Toll & Toll Free:	888-506-0062 | 973-528-0011
Access Code:	515746
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/46931

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	877-481-4010 | 919-882-2331
Passcode:	46931
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct ® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,812	$23,852
Accounts receivable (net of allowance for doubtful accounts of $610 and $675, respectively)	3,062	3,291
Income tax receivable	285	—
Other current assets	807	750
Total current assets	25,966	27,893
Capitalized software (net of accumulated amortization of $3,349 and $3,301, respectively)	153	201
Fixed assets (net of accumulated depreciation of $572 and $456, respectively)	649	713
Right-of-use asset – leases	1,341	1,533
Other long-term assets	110	94
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $6,329 and $6,005, respectively)	2,123	2,447
Total assets	$36,718	$39,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$691	$695
Accrued expenses	1,638	1,975
Income taxes payable	198	46
Deferred revenue	3,429	3,086
Total current liabilities	5,956	5,802
Deferred income tax liability	96	176
Lease liabilities – long-term	1,422	1,659
Total liabilities	7,474	7,637
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,610,839 and 3,793,538 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	4	4
Additional paid-in capital	18,051	22,401
Other accumulated comprehensive loss	(88)	(19)
Retained earnings	11,277	9,234
Total stockholders' equity	29,244	31,620
Total liabilities and stockholders’ equity	$36,718	$39,257

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenues	$5,280	$5,465	$16,375	$16,165
Cost of revenues	1,212	1,355	3,808	4,229
Gross profit	4,068	4,110	12,567	11,936
Operating costs and expenses:
General and administrative	1,657	1,258	4,903	3,923
Sales and marketing expenses	1,231	1,349	3,866	3,633
Product development	245	373	734	878
Depreciation and amortization	146	153	439	457
Total operating costs and expenses	3,279	3,133	9,942	8,891
Operating income	789	977	2,625	3,045
Other income	—	366	—	366
Interest income	77	—	99	2
Income before taxes	866	1,343	2,724	3,413
Income tax expense	180	319	681	738
Net income	$686	$1,024	$2,043	$2,675
Income per share – basic	$0.19	$0.27	$0.55	$0.71
Income per share – fully diluted	$0.19	$0.27	$0.55	$0.70
Weighted average number of common shares outstanding – basic	3,618	3,788	3,717	3,776
Weighted average number of common shares outstanding – fully diluted	3,636	3,821	3,738	3,818

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$2,043	$2,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487	854
Bad debt expense	279	236
Deferred income taxes	(80)	(14)
Stock-based compensation expense	559	232
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(61)	(767)
Decrease (increase) in other assets	(166)	(273)
Increase (decrease) in accounts payable	(2)	365
Increase (decrease) in accrued expenses	(409)	(489)
Increase (decrease) in deferred revenue	375	500
Net cash provided by operating activities	3,025	3,319

Cash flows from investing activities:
Capitalized software	—	(215)
Purchase of fixed assets	(52)	(49)
Net cash used in investing activities	(52)	(264)

Cash flows from financing activities:
Exercise of stock options	91	274
Payment for stock repurchase and retirement	(5,000)	(452)
Net cash used in financing activities	(4,909)	(178)

Net change in cash and cash equivalents	(1,936)	2,877
Cash – beginning	23,852	19,556
Currency translation adjustment	(104)	(18)
Cash and cash equivalents – ending	$21,812	$22,415

Supplemental disclosures:
Cash paid for income taxes	$782	$893

SOURCE: Issuer Direct Corporation

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